UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2026

WRAP TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	001-38750	98-0551945
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3350 Virginia Street, Miami, Florida 33133

(Address of principal executive offices)

(800) 583-2652

(Registrant’s Telephone Number)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WRAP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Employment Agreements

Scot Cohen

On September 2, 2026, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Wrap Technologies, Inc. (the “Company”) approved the Amended and Restated Employment Agreement by and between the Company and Scot Cohen (the “A&R Cohen Employment Agreement”). The A&R Cohen Employment Agreement amends and restates the Company’s employment agreement with Mr. Cohen dated October 12, 2023, as amended on January 14, 2024. Mr. Cohen serves as the Company’s Executive Chairman and Chief Executive Officer. The A&R Cohen Employment Agreement provides, among other things, for additional grants of performance restricted stock awards described below.

The A&R Cohen Employment Agreement provides for an annualized base salary of $200,000 (the “Cohen Base Salary”), an initial term of two years (the “Cohen Initial Term”), and automatic renewal for successive 12-month periods (each, a “Cohen Renewal Term”) unless either party delivers written notice of non-renewal at least 90 days before the expiration of the then-current Cohen Initial Term or Cohen Renewal Term. The A&R Cohen Employment Agreement provides for eligibility for an annual discretionary bonus (the “Cohen Annual Bonus”).

If the A&R Cohen Employment Agreement is terminated by the Company without Cause (as defined in such agreement), by the executive for Good Reason (as defined in such agreement), or upon the expiration of the Cohen Initial Term or a Cohen Renewal Term as a result of the Company’s notice of non-renewal, then, subject to Mr. Cohen’s execution and non-revocation of a release and compliance with specified continuing obligations, Mr. Cohen will be entitled to severance payments equal to 12 months of the Cohen Base Salary, any earned but unpaid Cohen Annual Bonus in respect of any completed year, and reimbursement of a portion of the premiums for continuation coverage under the Company’s group health plans pursuant to COBRA for up to 12 months. The A&R Cohen Employment Agreement also contains customary confidentiality, non-competition, non-solicitation and intellectual property assignment covenants, including a 12-month post-termination non-competition period.

Jared Novick

On September 2, 2026, the Compensation Committee approved the Amended and Restated Employment Agreement by and between the Company and Jared Novick (the “A&R Novick Employment Agreement” and, together with the A&R Cohen Employment Agreement, the “A&R Employment Agreements”). The A&R Novick Employment Agreement amends and restates the Company’s employment agreement with Mr. Novick dated December 26, 2023. Mr. Novick serves as the Company’s President and Chief Operating Officer. The A&R Novick Employment Agreement provides, among other things, for additional grants of performance restricted stock awards described below.

The A&R Novick Employment Agreement provides for an annualized base salary of $200,000 (the “Novick Base Salary”), an initial term of two years (the “Novick Initial Term”), and automatic renewal for successive 12-month periods (each, a “Novick Renewal Term”) unless either party delivers written notice of non-renewal at least 90 days before the expiration of the then-current Novick Initial Term or Novick Renewal Term. The A&R Novick Employment Agreement provides for eligibility for an annual discretionary bonus (the “Novick Annual Bonus”).

If the A&R Novick Employment Agreement is terminated by the Company without Cause (as defined in such agreement), by the executive for Good Reason (as defined in such agreement), or upon the expiration of the Novick Initial Term or a Novick Renewal Term as a result of the Company’s notice of non-renewal, then, subject to Mr. Novick’s execution and non-revocation of a release and compliance with specified continuing obligations, Mr. Novick will be entitled to severance payments equal to 12 months of the Novick Base Salary, any earned but unpaid Novick Annual Bonus in respect of any completed year, and reimbursement of a portion of the premiums for continuation coverage under the Company’s group health plans pursuant to COBRA for up to 12 months. The A&R Novick Employment Agreement also contains customary confidentiality, non-competition, non-solicitation and intellectual property assignment covenants, including a 12-month post-termination non-competition period.

The foregoing descriptions of the A&R Employment Agreements do not purport to be complete and are qualified in their entirety by the full texts of the A&R Cohen Employment Agreement and the A&R Novick Employment Agreement, as applicable, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K (this “Current Report”) and are incorporated by reference herein.

Performance Restricted Stock Awards

On September 2, 2026, the Compensation Committee approved a grant to Mr. Cohen of 4,000,000 shares of performance restricted stock (the “Cohen Award”) under the Wrap Technologies, Inc. 2017 Equity Compensation Plan, as amended (the “Equity Plan”). Of these shares, 1,600,000 shares are subject to stockholder approval of the Company’s proposal to increase the number of shares authorized for issuance under the Equity Plan by March 15, 2027 (the “Stockholder Approval Requirement”) and will be null and void if such approval is not obtained by that date. Subject to Mr. Cohen’s continued service with the Company or any of its affiliates as an employee, non-employee director or consultant, the Cohen Award will vest based on the Company’s market capitalization as reported by Bloomberg L.P. (the “Market Capitalization”) as follows: (i) with respect to 1,000,000 shares, on the date on which the Market Capitalization meets or exceeds $150.0 million for each trading day during 45 consecutive trading days; (ii) with respect to 1,000,000 shares, on the date on which the Market Capitalization meets or exceeds $225.0 million for each trading day during 45 consecutive trading days; (iii) with respect to 1,000,000 shares, on the date on which the Market Capitalization meets or exceeds $337.5 million for each trading day during 45 consecutive trading days; and (iv) with respect to the remaining 1,000,000 shares, on the date on which the Market Capitalization meets or exceeds $506.25 million for each trading day during 45 consecutive trading days.

On September 2, 2026, the Compensation Committee approved a grant to Mr. Novick of 2,000,000 shares of performance restricted stock (the “Novick Award”, together with the Cohen Award, the “RS Awards”) under the Equity Plan. Of these shares, 800,000 shares are subject to the Stockholder Approval Requirement. Subject to Mr. Novick’s continued service with the Company or any of its affiliates as an employee, non-employee director or consultant, the Novick Award will vest based on the Market Capitalization as follows: (i) with respect to 500,000 shares, on the date on which the Market Capitalization meets or exceeds $150.0 million for each trading day during 45 consecutive trading days; (ii) with respect to 500,000 shares, on the date on which the Market Capitalization meets or exceeds $225.0 million for each trading day during 45 consecutive trading days; (iii) with respect to 500,000 shares, on the date on which the Market Capitalization meets or exceeds $337.5 million for each trading day during 45 consecutive trading days; and (iv) with respect to the remaining 500,000 shares, on the date on which the Market Capitalization meets or exceeds $506.25 million for each trading day during 45 consecutive trading days.

Under the RS Awards, if there is a Corporate Transaction (as defined in the Equity Plan) and the Market Capitalization of the Company implied by the applicable purchase price meets or exceeds a vesting threshold, the applicable 45-consecutive-trading-day period will be disregarded and the applicable shares will vest, effective as of the consummation of such Corporate Transaction, to the extent the applicable threshold is met. If, in connection with a Corporate Transaction, an RS Award is not assumed, continued or replaced with a substantially equivalent award, all unvested shares will immediately vest in full, subject to the applicable Stockholder Approval Requirement. In addition, if the applicable executive’s employment is terminated by the Company without Cause (as defined in the applicable employment agreement) or the executive resigns for Good Reason (as defined in the applicable employment agreement), all unvested shares will immediately vest in full, subject to the applicable Stockholder Approval Requirement and the applicable release condition. If the applicable executive’s service with the Company terminates for any other reason, all unvested shares will be forfeited.

Amendments to Prior Stock Option Agreements

On September 2, 2026, the Compensation Committee amended Section 3(a) of each of the following non-statutory stock option agreements: (i) Mr. Novick’s Non-Statutory Stock Option Agreement dated December 26, 2023; (ii) Mr. Novick’s Non-Statutory Stock Option Agreement dated February 1, 2026; and (iii) Mr. Cohen’s Non-Statutory Stock Option Agreement dated February 1, 2026 (collectively, the “Stock Option Agreements”). The amendments to the Stock Option Agreements extend the post-termination exercise period following termination of the option holder’s employment or Continuous Service (as defined in the Stock Option Agreements), other than for cause, death or disability, from three (3) months to twenty-four (24) months.

The foregoing descriptions of the Cohen Award and the Novick Award do not purport to be complete and are qualified in their entirety by the full texts of the RS Awards, as applicable, copies of which are filed as Exhibits 10.3 and 10.4, respectively, to this Current Report and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement by and between Scot Cohen and Wrap Technologies, Inc. dated September 2, 2026
10.2	Amended and Restated Employment Agreement by and between Jared Novick and Wrap Technologies, Inc. dated September 2, 2026
10.3	Performance Restricted Stock Award Agreement by and between Scot Cohen and Wrap Technologies, Inc. dated September 2, 2026
10.4	Performance Restricted Stock Award Agreement by and between Jared Novick and Wrap Technologies, Inc. dated September 2, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRAP TECHNOLOGIES, INC.

Date: September 9, 2026	By:	/s/ Scot Cohen
Scot Cohen
Chief Executive Officer